UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2021

INARI MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39293	45-2902923
( State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Parker, Suite 100 Irvine, California, 92618
(Address of principal executive offices)

(877) 923-4747

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	NARI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Inari Medical, Inc. (the “Company”) was held on May 27, 2021.

All of the nominees for director listed in Proposal 1 in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 16, 2021, as supplemented by the Company’s Definitive Additional Materials on Schedule 14A as filed with the Securities and Exchange Commission on May 24, 2021 (collectively, the “Proxy Statement”), were elected to serve on the Company’s board of directors by the following vote:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Donald Milder	22,400,449	8,395,067	6,177,790
William Hoffman	23,785,211	7,010,305	6,177,790

Proposal 2 in the Proxy Statement, a proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,869,015	60,411	43,880	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INARI MEDICAL, INC.

Date: May 28, 2021	By:	/s/ William Hoffman
William Hoffman
President and Chief Executive Officer